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                                                                     EXHIBIT 5.2

                        [LETTERHEAD OF PIPER & MARBURY]




                               February 5, 1997


The Rouse Company
10275 Little Patuxent Parkway
Columbia, Maryland 21044

Ladies and Gentlemen:

  We have acted as counsel to The Rouse Company, a Maryland corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance by the Company from time to time of (i) shares of its common stock, $0.01 par value per share (the "Common Stock"), (ii) shares of its preferred stock, $0.01 par value per sale (the "Preferred Stock"), and (iii) debt securities (the "Debt Securities"), in each case, in amounts, at prices and on such terms to be determined at the time of the offering.

  We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purpose of rendering this opinion.

  On the basis of the foregoing, we are of the opinion that:

  1. The Company has been duly formed and is validly existing as a corporation under the laws of the State of Maryland.

  2.  When (i) the Registration Statement has become effective under the Act,
(ii) the terms of the Preferred Stock have been duly and properly authorized for issuance and Articles Supplementary to the Charter of the Company classifying the Preferred Stock and setting forth the terms thereof have been filed, and
(iii) such shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration
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The Rouse Company
February 5, 1997
Page 2


Statement and any prospectus supplement relating thereto, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

  3.  When (i) the Registration Statement has become effective under the Act,
(ii) the shares of Common Stock have been duly and properly authorized for issuance, and (iii) the shares of Common Stock have been duly issued, sold and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock or upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Common Stock) will be validly issued, fully paid and nonassessable.

  The foregoing opinion is limited to the laws of the State of Maryland and the federal laws of the United States of America. We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Registration Statement and the related Prospectus.

                                        Very truly yours,



                                        /s/Piper & Marbury L.L.P.